    As filed with the Securities and Exchange Commission on October 24, 1996
                                                       Registration No. 33-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                     MAC FRUGAL'S BARGAINS -- CLOSE-OUTS INC.
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                      95-2745285
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                   Identification Number)

       2430 EAST DEL AMO BOULEVARD                              90220-6306
          DOMINGUEZ, CALIFORNIA                                 (Zip Code)
(Address of Principal Executive Offices)

                       1990 EMPLOYEE STOCK INCENTIVE PLAN
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                            (Full Title of the Plan)

                                  DAN ZUCKERMAN
                          VICE PRESIDENT AND SECRETARY
                           2430 EAST DEL AMO BOULEVARD
                        DOMINGUEZ, CALIFORNIA 90220-6306
                                 (310) 537-9220
                (Name, Address, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                ----------------


                                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                            PROPOSED            PROPOSED MAXIMUM
     TITLE OF SECURITIES           AMOUNT TO BE      MAXIMUM OFFERING PRICE    AGGREGATE OFFERING         AMOUNT OF
      TO BE REGISTERED            REGISTERED(1)           PER SHARE(2)              PRICE(2)          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.02778 par value                   1,650,000                 $ 24.50                $ 40,425,000            $ 12,250
-------------------------------------------------------------------------------------------------------------------------


(1) Of the 1,650,000 additional shares of Common Stock being registered hereunder, (i) 1,450,000 shares are reserved for issuance pursuant to the 1990 Employee Stock Incentive Plan and (ii) 200,000 shares are reserved for issuance pursuant to the Stock Option Plan For Non-Employee Directors. Pursuant to Rule 416, there is also being registered such number of additional shares of Common Stock which may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 22, 1996.

================================================================================

                           INCORPORATION BY REFERENCE

                  The contents of the Registrant's Registration Statements on Form S-8 (Nos. 33-43661 and 33-55130) are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

         5       Opinion of Gibson, Dunn & Crutcher LLP.
         23.1    Consent of Deloitte & Touche LLP.
         23.2    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
         24      Power of Attorney (included on pages 3 and 4).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dominguez, State of California, on this 24th day of October, 1996.

                                     MAC FRUGAL'S BARGAINS -- CLOSE-OUTS INC.

                                     By         /s/ PHILIP L. CARTER
                                        -------------------------------------
                                                 Philip L. Carter
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Philip L. Carter and Peter S. Willmott as such person's true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                         TITLE                    DATE
          ---------                         -----                    ----


/s/ PHILIP L. CARTER                                            October 24, 1996
----------------------------            President and
    Philip L. Carter               Chief Executive Officer
                                (Principal Executive Officer)

/s/ NEIL T. WATANABE                                            October 24, 1996
----------------------------  Senior Vice President and Chief
    Neil T. Watanabe                 Financial Officer
                               (Principal Accounting Officer)


----------------------------       Chairman of the Board
     Peter S. Willmott

/s/ DAVID H. BATCHELDER                  Director         October 24, 1996
---------------------------
    David H. Batchelder


/s/ ANTHONY LUISO                        Director         October 24, 1996
---------------------------
    Anthony Luiso


/s/ MARK J. MILLER                       Director         October 24, 1996
---------------------------
    Mark J. Miller


/s/ RONALD P. SPOGLI                     Director         October 24, 1996
---------------------------
     Ronald P. Spogli

/s/ JAMES J. ZEHENTBAUER
---------------------------
    James J. Zehentbauer                 Director         October 24, 1996

                                  EXHIBIT INDEX

Exhibit    Description                                Sequentially Numbered Page
-------    -----------                                --------------------------

5          Opinion of Gibson, Dunn & Crutcher LLP.
23.1       Consent of Deloitte & Touche LLP.
23.2       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
24         Power of Attorney (included on pages 3 and 4).